CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A (File No. 33-27172, 811-5719) of our report dated February 4, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of Dreyfus Stock Index Fund. We also consent to the reference to us under the headings "Financial Highlights", in the prospectus and "Counsel and Independent Accountants" in the statement of additional information.




PricewaterhouseCoopers LLP

New York, New York
April 25, 2000